UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/24/2004

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-107066

MD	20-0068852
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On November 24, 2004, Wells Real Estate Investment Trust II, Inc. (the "Registrant") and Wells Operating Partnership II, L.P. ("Wells OP II"), a Delaware limited partnership organized to acquire, own, operate, lease and manage real estate properties on behalf of the Registrant, entered into a Master Property Management, Leasing and Construction Agreement (the "Agreement") with Wells Management Company, Inc. (the "Manager"), an affiliate of Wells Capital, Inc. (the "Advisor"). The Advisor is responsible for managing the daily affairs of the Registrant, including, but not limited to, identifying and making acquisitions and providing asset management and other administrative services.

The Agreement engages and retains the Manager to manage, coordinate the leasing of, and manage construction activities related to, some of the real estate properties acquired for the benefit of the Registrant. At time of execution, the following properties were covered by the Agreement: the New Manchester One Building, the Republic Drive Buildings, the 9 Technology Drive Building, the 3333 Finley Road Building, the 1501 Opus Place Building and the 800 North Frederick Building. At the recommendation of the Advisor and with the approval of the Board of Directors, properties, either currently owned or to-be acquired, will be added to the Agreement through an amendment that details the services to be performed and respective fees to be paid.

For each property for which the Manager provides property management services, the Registrant will pay the Manager a market-based property management fee based on gross monthly income of the property. For each property for which the Manager provides leasing agent services, the Manager will be entitled to i) a one-time fee in an amount not to exceed one-month's rent for the initial rent-up of a newly-constructed building, ii) a market-based commission based on the net rent payable during the term of a new lease, iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease and iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term. For each property for which the Manager provides construction management services, the Manager is entitled to receive from the Registrant that portion of lease concessions for tenant directed improvements that are specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions and a management fee to be determined for other construction management activities.

The term of the Agreement commenced on November 24, 2004 and shall continue until the earlier of i) sixty days after written notice of intention to terminate is given by the Registrant or the Manager or ii) one year from the date of commencement; however, this Agreement will be automatically extended for an additional one-year period at the end of each year unless the Registrant or the Manager gives sixty days written notice of its intention to terminate the Agreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: November 30, 2004.	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President